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Exhibit 10.8

                                    STOCK OPTION AGREEMENT

         This STOCK OPTION AGREEMENT is made as of this 12th day of December, 1998, by and between Spectrum Information Technologies, Inc. a Delaware Corporation ("Spectrum") and Maurice W. Schonfeld (the "Optionee").

         WHEREAS, Powers & Co. and Optionee have entered into a Stock Purchase Agreement dated December 12, 1998 providing for the sale to Optionee of shares of common stock of Spectrum and the stock option described herein at an agreed overall cash purchase price of $100,000 which has been duly paid.

         NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto agree as follows:

1. GRANT OF OPTION. Spectrum hereby grants to the Optionee the right and option (hereafter called the "Option"), to purchase all or any part of an aggregate of 300,000 shares of Spectrum common stock, par value $0.001 per share, on the terms and conditions set forth herein. This grant is made pursuant to a resolution of the Company's Board of Directors duly adopted at its meeting on December 12, 1998.


2. EXERCISE PRICE AND EXPIRATION. The exercise price and the expiration dates as to the share underlying this Option shall be as follows:

NUMBER OF SHARES            EXERCISE PRICE                  EXPIRATION DATE
----------------            --------------                  ---------------

300,000                     $0.15 per share                 December 12, 2003

3. DURATION. The Option granted hereby shall become exercisable upon issuance of this Agreement and shall remain exercisable at the stated price through the expiration date set forth above. To facilitate partial transfer, exercise or sale, this Option may be subdivided into options in smaller denominations upon Optionee's request in writing from time to time.

4. LIMITATION ON DISPOSITION. The Option and underlying shares of common stock have not been registered under the Securities Act of 1933 (the "Act") or under applicable state securities laws and, therefore, cannot be sold, assigned, or otherwise transferred unless they are subsequently registered under the Act and under applicable state securities laws or an exemption from such registration is then available. Optionee hereby agrees that it will not sell, assign, or transfer the Option and underlying shares following exercise unless they are registered under the Act and under applicable state securities laws or an exemption from such registration is then available, according to a legal opinion reasonably acceptable to the Company.

4. MANNER OF EXERCISE OF OPTION. This Option may be exercised, subject to the terms and conditions contained herein, by delivering written notice to the Chief Executive Officer or President or Chief Accounting Officer of Spectrum, at its principal office no less than three days in advance of the proposed exercise date. Such notice shall specify the number of shares of common stock with respect to which the Option is being exercised and the effective date of the proposed exercise and shall be signed by the Optionee. The notice shall be accompanied by a

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certified check or cash in the amount of the aggregate option exercise price for such number of shares. In no event shall stock be issued or certificates be delivered until full payment shall have been received by Spectrum as to such exercise or partial exercise, nor shall Optionee have any right or status as a shareholder of such underlying shares prior to such exercise. Certificates for shares of common stock purchased upon the exercise of the Option shall be delivered to the Optionee as soon as practicable following the effective date on which the Option is exercised.

5. ADJUSTMENT ON RECAPITALIZATION, MERGER OR REORGANIZATION. If the outstanding shares of the common stock of Spectrum are subdivided, consolidated, increased, decreased, changed into or exchanged for a different number or kind of shares or securities of Spectrum through reorganization, merger, recapitalization, reclassification, capital adjustment or otherwise, or if Spectrum shall issue common stock as a dividend or upon a stock split, then the number of shares subject to the unexercised portion of this Option shall be appropriately adjusted by the Board of Directors. Any such adjustment on outstanding Options shall be made without change in the total exercise price applicable to the unexercised portion of the Option. If, in the event of a merger or consolidation, Spectrum is not the surviving corporation, and the event that the Agreement of Merger or Consolidation does not provide for the substitution of a new Option for this Option, or for the assumption of this Option by the surviving corporation, or in the event of the dissolution or liquidation of Spectrum, the Optionee shall have the right immediately prior to the effective date of such merger, consolidation, dissolution or liquidation, to exercise this Option in whole or in part, provided, however, that this Option shall not be exercisable in whole or in part later than the date noted in paragraph 2 above. Any adjustments made pursuant to this section shall be made by the Board of Directors of Spectrum, whose good faith determination in compliance with Delaware law, as to what adjustment shall be made and the extent thereof, shall be final, binding and conclusive. In computing any adjustment hereunder, any fractional share which might otherwise become subject to an Option shall be eliminated.


SPECTRUM INFORMATION TECHNOLOGIES, INC


By:/s/ Lawrence M. Powers
-----------------------------------------------
Lawrence M. Powers, Chairman and Chief Executive Officer


OPTIONEE


/s/ Maurice W. Schonfeld
-----------------------------------------------
Maurice W. Schonfeld

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